10:39:51 AM                                             EXHIBIT 99. 17


                 MBNA MASTER CREDIT CARD TRUST II SERIES 1996-E

                            KEY PERFORMANCE FACTORS
                                      JUNE, 1996



        Expected B Maturity                                       06/16/03


        Blended Coupon                                             5.6782%


        Excess Protection Level
          3 Month Average                                            2.99%
        June, 1996                                                   2.99%*
        May, 1996                                                     N/A
        April, 1996                                                   N/A


        Cash Yield                                                  16.57%


        Investor Charge Offs                                         3.77%


        Base Rate                                                    9.81%


        Over 35 Day Delinquency                                      3.97%


        Seller's Interest                                           19.37%


        Total Payment Rate                                          10.78%


        Total Principal Balance                         $16,975,561,627.28


        Investor Participation Amount                      $750,000,000.00


        Seller Participation Amount                      $3,287,686,627.28



        * For the purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.81% (40/360) was used. The Base Rate was calculated using a 40 day monthly period, 5/21/96 - 6/30/96.